As filed with the Securities and Exchange Commission on April 3, 2003
                                                   Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   VIVUS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                           94-3136179
(STATE OR OTHER JURISDICTION OF                            (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                          IDENTIFICATION NUMBER)

                                      2834
                          (PRIMARY STANDARD INDUSTRIAL
                          CLASSIFICATION CODE NUMBER)

                               1172 CASTRO STREET
                             MOUNTAIN VIEW, CA 94040
                                 (650) 934-5200
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                    REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             2001 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                                LELAND F. WILSON
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                   VIVUS, INC.
                               1172 CASTRO STREET
                             MOUNTAIN VIEW, CA 94040
                                 (650) 934-5200
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)

                                   COPIES TO:
                              MARIO M. ROSATI, ESQ.
                              MARK J. CASPER, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

     IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, CHECK THE FOLLOWING BOX. [X]

                                                   CALCULATION OF REGISTRATION FEE
========================================= ========================= ====================== ===================== ===================
                                                                          PROPOSED
                                                                           MAXIMUM               PROPOSED
  TITLE OF EACH CLASS OF SECURITIES TO             AMOUNT                 OFFERING                MAXIMUM
-----------------------------------------          TO BE                    PRICE                AGGREGATE           AMOUNT OF
             BE REGISTERED                       REGISTERED               PER SHARE           OFFERING PRICE      REGISTRATION FEE
----------------------------------------- ------------------------- ---------------------- --------------------- -------------------
----------------------------------------- ------------------------- ---------------------- --------------------- -------------------
Common Stock, $0.001 par value, to be          824,979 Shares               $3.91              $3,225,667.89     $260.96= Proposed
issued under the 2001 Stock Option                                                                               Maximum Aggregate
Plan(1)                                                                                                           Offering Price x
                                                                                                                    $0.00008090
                                                                                                                   ($80.90 per $1
                                                                                                                        million)
----------------------------------------- ------------------------- ---------------------- --------------------- -------------------
        TOTAL REGISTRATION FEES:                                                                                      $ 260.96
========================================= ========================= ====================== ===================== ===================

(1) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee of shares reserved for future issuance under the Registrant's 2001 Stock Option Plan. The computation is based on the average of the high and low price of the Registrant's Common Stock as reported on the Nasdaq National Market on April 1, 2003 because the price at which the options to be granted in the future may be exercised is not currently determinable.
================================================================================

             STATEMENT UNDER GENERAL INSTRUCTION E - REGISTRATION OF
                              ADDITIONAL SECURITIES

     This Registration Statement registers additional shares of the Registrant's Common Stock to be issued pursuant to the Registrant's 2001 Stock Option Plan. Accordingly, the contents of the previous Registration Statements on Form S-8 filed by the Registrant with the Securities and Exchange Commission on November 15, 2001 (File No. 333-73394), or the Previous Form S-8, including periodic reports that the Registrant filed after the Previous Form S-8 to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8. The reports the Registrant has most recently filed with the Securities and Exchange Commission are listed below:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as filed on March 17, 2003 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (b) Proxy Statement filed as of April 24, 2002 in connection with the Annual Meeting of Stockholders held on June 5, 2002.

     (c) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2002, as filed pursuant to Section 13 (a) of the Exchange Act on May 3, 2002.

     (d) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002, as filed pursuant to Section 13 (a) of the Exchange Act on August 9, 2002.

     (e) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2002, as filed pursuant to Section 13 (a) of the Exchange Act on November 8, 2002.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.    EXHIBITS.

     The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement. (See
Exhibit Index below).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mountain View, State of California on April 3, 2003.

                                  VIVUS, INC.

                                  By:  /s/ Richard Walliser
                                      ----------------------------------------
                                      Richard Walliser
                                      Vice President and Chief Financial Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leland F. Wilson and Richard Walliser, jointly and severally, their attorneys-in-fact, each with the power of substitution, for them in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

              SIGNATURE                           TITLE                                  DATE
              ---------                           -----                                  ----

/s/ Leland F. Wilson                      Chief Executive Officer and                April 3, 2003
--------------------------------------    President (Principal Executive
Leland F. Wilson                          Officer)

/s/ Virgil A. Place                       Chairman of the Board, Chief               April 3, 2003
--------------------------------------    Scientific Officer and Director
Virgil A. Place

/s/ Richard Walliser                      Vice President of Finance and              April 3, 2003
--------------------------------------    Chief Financial Officer (Principal
Richard Walliser                          Financial and Accounting Officer)

/s/ Graham Strachan                       Director                                   April 3, 2003
--------------------------------------
Graham Strachan

/s/ Mark B. Logan                         Director                                   April 3, 2003
--------------------------------------
Mark B. Logan

/s/ Linda M. Dairiki Shortliffe, M.D.     Director                                   April 3, 2003
--------------------------------------
Linda M. Dairiki Shortliffe, M.D.

/s/ Mario M. Rosati                       Director                                   April 3, 2003
--------------------------------------
Mario M. Rosati

                                INDEX TO EXHIBITS


EXHIBIT NUMBER                                             EXHIBIT DOCUMENT

     5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to the legality of securities being registered (Counsel to the Registrant)

   *10.44    2001 Stock Option Plan

    23.1     Consent of KPMG LLP, Independent Auditors

    23.2 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)

    24.1     Power of Attorney (see signature page)

* Incorporated by reference to the same number exhibit filed with Registrant's Registration Statement on Form S-8 filed as of November 15, 2001 (File No. 333-73394).